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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30998 and 333-46990) pertaining to the 1992 Stock Option Plan, 1993 Non-Employee Directors' Equity Incentive Plan and the 2000 Employee Stock Purchase Plan, and in the Registration Statements on Form S-3 (Nos. 333-25661, 333-32195, 333-23085, 333-17501, 333-03507) of Questcor
Pharmaceuticals, Inc. of our report dated February 16, 2001 (except for Note 1, paragraphs 3 and 5, and Note 13, as to which the date is April 12, 2001) with respect to the consolidated financial statements of Questcor Pharmaceuticals, Inc. (formerly Cypros Pharmaceutical Corporation) included in this Annual Report (Form 10-K) for the year ended December 31, 2000.

Our audits also included the consolidated financial statement schedule of Questcor Pharmaceuticals, Inc. listed in Item 14(a). This schedule is the responsibility of Questcor's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


Palo Alto, California
April 12, 2001